UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2016

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA (Address of Principal Executive	90405 (Zip Code)
Offices)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On February 12, 2016, Activision Blizzard, Inc. received clearance under the EU Merger Regulation from the European Commission in connection with its previously announced proposed acquisition (the “Acquisition”) of King Digital Entertainment plc (“King”), meaning that the condition to the Acquisition relating to European Commission clearance has now been satisfied.

Completion of the Acquisition remains subject to the satisfaction or (if capable of waiver) waiver of the remaining conditions to the Acquisition set out in the scheme circular relating to the Acquisition (the “Scheme Document”) which was despatched to King’s shareholders on November 30, 2015 and, as previously announced, approved by shareholders on January 12, 2016.  These conditions include the sanction of the Scheme by the High Court of Ireland at the hearing to be held on February 16, 2016.  The expected indicative timetable of principal events for the implementation of the Acquisition is set out in the Scheme Document and the scheme of arrangement is expected to take effect on February 23, 2016.

Statements Required by the Irish Takeover Rules

The directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V., a wholly-owned subsidiary of Activision Blizzard, Inc. formed for the purpose of acquiring King Digital Entertainment plc) accept responsibility for the information contained in this Form 8-K.  To the best of the knowledge and belief of the directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) (who have taken all reasonable care to ensure that such is the case), the information contained in this Form 8-K is in accordance with the facts and does not omit anything likely to affect the import of such information.

A copy of this communication will be made available by Activision Blizzard, Inc. free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on February 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2016

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer